ASSIGNMENT AND TRANSFER—BILL OF SALE

JJ LTD - WILLIAM HAMEN

Flash Motors, dba Colfax Financial, does hereby transfer all rights to the William Hamen (“J&J Motors”) Dealer Floorplan notes in the principal amount of $225,559.00 together with all rights to the JJ LTD customer installment notes in the amount of $284,922.00, including dealer reserves of $92,933,00 and $54,541.00 (for a net amount transferred to Flash Motors for the customer installment notes of $137,428.00), a combined amount $362,987.00 will be payment in full for transfer of these assets the ownership of which is hereby transferred TO COLFAX FINANCIAL CORPORATION, a Utah Corporation and a subsidiary of STEN FINANCIAL CORPORATION.  All rights under the “Dealer Financing Agreement” are also transferred to Colfax Financial Corporation.

The transfer of the assets is effective November 7, 2006 and is deemed to be completed upon wire transfer of the funds today to Flash Motors at ARIZONA FEDERAL CREDIT UNION ACCOUNT #580595.

All subsequent JJ LTD transactions will be offered first to Colfax Financial Corporation for funding and all receipts will be appropriated deposited into the Colfax Financial Corporation designated bank account.

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AGREED TO,

Harry March, Owner and CEO Flash Motor dba Colfax Financial